FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS FIRST QUARTER RESULTS

2009 Revenues Increase 15.6% Due to Acquisitions
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MIAMI, FL, May 8, 2009 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the first quarter ended March 31, 2009.

First quarter 2009 revenues were $33.29 million, a 15.6% increase from revenues of $28.79 million in the first quarter of 2008. The Company had a net loss of $6.24 million, or $(0.04) per diluted share, in the first quarter of 2009, compared to a net loss of $1.03 million, or $(0.01) per diluted share, in the comparable 2008 period. The 2009 first quarter results included $12.31 million of revenue from Triad Advisors (acquired August 2008), $2.01 million in professional fee expense, a $562,000 expense related to the closing of an office location and $2.86 million of non-cash charges for depreciation, amortization and compensation expense, while the first quarter 2008 results included $1.20 million in professional fee expense and $2.21 million of non-cash charges for depreciation, amortization and compensation expense.

First quarter 2009 EBITDA, as adjusted, was a loss of $2.05 million, compared to EBITDA, as adjusted, of $2.23 million for the 2008 period. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended
	March 31,
(in thousands)	2009	2008
	(unaudited)
Total revenues	$33,290	$28,791
Total expenses	39,290	29,851
Pre-tax loss	(6,000)	(1,060)
Net loss	(6,241)	(1,033)
Reconciliation of EBITDA, as adjusted, to net loss:
EBITDA as adjusted	(2,052)	2,228
Add:
Interest income	35	76
Income tax benefit	—	27
Less:
Interest expense	(1,124)	(1,155)
Income tax expense	(241)	—
Depreciation and amortization	(939)	(640)
Non-cash compensation	(1,920)	(1,569)

Net loss	$(6,241)	$(1,033)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets, non-cash compensation expense, and interest expense is a key metric the Company uses in evaluating its business. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, such as interest expense and debt extinguishment expense, or do not involve a cash outlay, such as stock-related compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

At March 31, 2009, shareholders’ equity was $46.99 million, as compared to $51.29 million as of December 31, 2008.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg continued to execute our long-term plan in the midst of ongoing unfavorable market conditions in the first quarter. Our strong belief in Ladenburg’s future and our model of building a diversified investment bank with recurring revenues from the independent brokerage and advisory business coupled with the more volatile capital markets business is underscored by our recent repurchase of 4.5 million shares of Ladenburg stock. We are confident in our ability to capitalize on opportunities presented by current market turmoil and we plan to expand our market position over the coming years through acquisitions and recruiting.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “We continue to carefully control operating expenses while selectively adding talented staff to broaden our banking platform to position Ladenburg as capital market activity resumes. During the quarter, we enhanced our research and institutional sales capabilities and added senior bankers in the technology space.  At the same time, our independent broker-dealers, Investacorp and Triad, continued to take advantage of the recent market turmoil to add quality advisors and grow assets, while increasingly working together to benefit from common technology platforms and achieve increased efficiencies in operations.”

Stock Repurchase and Stock Repurchase Program

In March 2007, the Company announced a share repurchase program to repurchase up to 2,500,000 shares using 15% of the Company’s EBITDA, as adjusted. During the first quarter of 2009, the Company repurchased 31,400 shares under this program for a total purchase price of approximately $17,000.

On April 1, 2009, the Company purchased 4,500,000 shares of its common stock at a price of $0.60 per share in a privately-negotiated transaction for a total of $2.70 million. This purchase was not made pursuant to the Company’s stock repurchase program, which remains in effect.

Deferred Underwriting Compensation

In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such fees are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. SPACs are experiencing significant difficulty in recent periods in obtaining shareholder approval of business combination transactions because, among other things, many of their shareholders hold common stock trading at a discount to the cash amount per share held in trust. During the first quarter of 2009, Ladenburg received deferred fees of $3.03 million and incurred commissions and related expenses of $1.26 million. As of March 31, 2009, the Company had unrecorded potential deferred fees for SPAC transactions of approximately $26.97 million which, net of expenses, amounted to approximately $16.20 million.

About Ladenburg

Ladenburg Thalmann Financial Services, included in the Russell 2000(R) and Russell 3000(R) indices, is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 500 independent financial associates nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 400 independent financial advisors located nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; and Princeton, New Jersey. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results and profitability, statements regarding future growth, statements regarding growth of the independent brokerage area, statements regarding potential acquisitions and recruiting, statements regarding our market position and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2009	2008
Revenues:
Commissions and fees	$26,976	$19,117
Investment banking	4,013	7,420
Asset management	455	796
Principal transactions	(296)	(346)
Interest and dividends	848	1,026
Unrealized gain on NYSE Euronext restricted common stock	—	217
Other income	1,294	561

Total revenues	$33,290	$28,791

Expenses:
Commissions and fees	$18,572	$12,049
Compensation and benefits	9,911	10,892
Non-cash compensation	1,920	1,569
Brokerage, communication and clearance fees	1,691	1,083
Rent and occupancy, net of sublease revenue	1,391	318
Professional services	2,059	1,204
Interest	1,124	1,155
Depreciation and amortization	939	640
Other	1,683	941

Total expenses	39,290	29,851

Loss before income taxes	(6,000)	(1,060)
Income tax expense (benefit)	241	(27)

Net loss	$(6,241)	$(1,033)

Net loss per common share (basic and diluted)	$(0.04)	$(0.01)

Weighted average common shares outstanding:
Basic	171,727,332	161,501,065

Diluted	171,727,332	161,501,065